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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549



                                  FORM 8-K



                               CURRENT REPORT

   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of Earliest Event Reported)   January 11, 1999
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                           METAL MANAGEMENT, INC.
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           (Exact Name of Registrant as Specified in its Charter)



                                  Delaware
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               (State or Other Jurisdiction of Incorporation)


                0-14836                                  94-2835068
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       (Commission File Number)            (I.R.S. Employer Identification No.)



500 N. Dearborn Street, Suite 405, Chicago, IL                          60610
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         (Address of Principal Executive Offices)                     (Zip Code)


                               (312) 645-0700
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            (Registrant's Telephone Number, Including Area Code)







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ITEM 5.  OTHER EVENTS

         On January 11, 1999, Metal Management, Inc. (the "Company") announced by press release that it has received notification from the NASDAQ Stock Market that it intends to delist the Company's common stock from the NASDAQ Stock Market, effective January 15, 1999, due to the Company's failure to maintain compliance with NASDAQ's alternative listing Maintenance Standards, by failing either to meet NASDAQ's net tangible asset requirement or to maintain the minimum bid price of its common stock at or above $5 per share. The Company has requested an oral hearing to appeal NASDAQ's decision. Such a hearing would likely be scheduled during the first quarter of 1999. Until a decision is made by NASDAQ's Listings Hearings Department, the Company's common stock will remain listed on the National Market System of NASDAQ. The Company also intends to explore other listing alternatives pending its appeal with NASDAQ. If the Company is not successful in its appeal, its common stock will continue to trade on NASDAQ's SmallCap Market or on another appropriate trading exchange or market. There can be no assurance as to when a decision will be reached by NASDAQ's Listings Hearings Department or that such a decision will be favorable to the Company. An unfavorable decision will result in the immediate delisting of the Company's common stock irrespective of the Company's ability to appeal such a decision.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)     Not applicable

         (b)     Not applicable

         (c)     Exhibits

                 99.1 Press Release dated January 11, 1999.



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                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   METAL MANAGEMENT, INC.



Dated: January 11, 1999            By: /s/ David A. Carpenter
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                                   David A. Carpenter
                                   Vice President, General Counsel and Secretary